Exhibit 1

BARRICK GOLD CORPORATION

AND

BARRICK NORTH AMERICA FINANCE LLC

AND

BARRICK GOLD FINANCECO LLC

DEBT SECURITIES

UNDERWRITING AGREEMENT

September 8, 2008

September 8, 2008

To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Barrick Gold Financeco LLC, a Delaware limited liability company (“BGF”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) US$500,000,000 aggregate principal amount of BGF’s debt securities due 2013 (the “BGF Notes”), and Barrick North America Finance LLC, a Delaware limited liability company (“BNAF”), proposes to issue and sell to the Underwriters US$500,000,000 aggregate principal amount of BNAF’s debt securities due 2018 (the “BNAF 2018 Notes”) and US$250,000,000 aggregate principal amount of BNAF’s debt securities due 2038 (the “BNAF 2038 Notes”, and the BNAF 2018 Notes together with the BNAF 2038 Notes, the “BNAF Notes”, and the BNAF Notes together with the BGF Notes, the “Notes”), in each case to be issued under the indenture, to be dated as of the Closing Date (as defined in Section 4 hereof) (the “Indenture”), among Barrick Gold Corporation, an Ontario corporation (the “Parent”), BGF, BNAF and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Parent pursuant to the Indenture and guarantees endorsed on the certificates evidencing the Notes (the “Guarantees”). The Notes and the Guarantees are collectively referred to herein as the “Securities”. Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. shall act as representatives of the several Underwriters (the “Representatives”).

1. The Parent, BNAF and BGF, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) Each of the Parent, BNAF and BGF meets the requirements under the Securities Act (Ontario) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Ontario, including the rules and procedures established pursuant to National Instrument 44-101 – Short Form Prospectus Distributions and National Instrument 44-102 – Shelf Distributions (the “Shelf Procedures”), for the distribution of the Securities in the Province of Ontario pursuant to a final short form shelf prospectus (collectively, the “Ontario Securities Laws”); a final short form base shelf prospectus in respect of up to US$2,000,000,000 aggregate principal amount of debt securities of the Parent, BNAF and BGF (the “Shelf Securities”) has been filed with the Ontario Securities Commission (the “Reviewing Authority”) as the review jurisdiction under National Instrument 44-101 in respect of the offering of the Securities; a receipt has been obtained from the Reviewing Authority in respect of such final short form base shelf prospectus in the form heretofore delivered to the Representatives (together with all documents filed in connection therewith and all documents incorporated by reference therein); no other document pertaining to such final short form base shelf prospectus or document incorporated by reference therein has been filed or transmitted for filing with the Reviewing Authority except for any documents heretofore delivered to the Representatives; no order having the effect of ceasing or suspending the distribution of the Shelf Securities (including the Securities) has been issued by the

Reviewing Authority and no proceeding for that purpose has been initiated or, to the best of the Parent’s, BNAF’s or BGF’s knowledge, threatened by the Reviewing Authority (the final short form base shelf prospectus, as most recently amended, if applicable, filed with the Reviewing Authority on or before the date of this Agreement for which a receipt has been obtained, and including the documents incorporated therein by reference, being hereinafter called the “Canadian Base Prospectus”). The preliminary prospectus supplement relating to the offering of the Securities which excludes certain pricing information and other final terms of the Securities, including all documents incorporated by reference therein, together with the Canadian Base Prospectus, is hereinafter called the “Canadian Preliminary Prospectus”; the final prospectus supplement relating to the offering of the Securities which includes the pricing and other information omitted from the Canadian Preliminary Prospectus, including all documents incorporated by reference therein, to be filed with the Reviewing Authority in accordance with the Ontario Securities Laws and in accordance with Section 5(a) hereof, together with the Canadian Base Prospectus, is hereinafter called the “Canadian Prospectus”;

(b) The Parent meets the general eligibility requirements for use of Form F-9 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and BNAF and BGF meet the general eligibility requirements for use of Form F-3 under the Securities Act. The Parent, BNAF and BGF have filed with the Securities and Exchange Commission (the “Commission”) a combined registration statement on Form F-9 and F-3 (File No. 333-151327) providing for the registration of the Shelf Securities and the guarantees of the Parent under the Securities Act and the rules and regulations of the Commission thereunder and, in the case of the Parent, an appointment of agent for service of process on Form F-X (the “Form F-X”) in conjunction with the filing of the registration statement with the Commission, and have caused the Trustee to prepare and file with the Commission a Form T-1 (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); such registration statement, including all exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, and including any amendments thereto filed prior to the date of this Agreement, each in the form heretofore delivered to the Representatives, has been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission and no other document incorporated by reference in the prospectus contained therein has heretofore been filed with the Reviewing Authority, except for any documents filed with the Commission or the Reviewing Authority subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Parent’s, BNAF’s or BGF’s knowledge, threatened by the Commission (such registration statement, including all exhibits thereto (but excluding the Form T-1) and the documents incorporated by reference therein at the time such registration statement became effective, each as amended at the time the registration statement became effective and including any information in a prospectus or prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the registration statement (“430B Information”), is hereinafter called the “Registration Statement”); the base prospectus relating to the Shelf Securities filed as part of the Registration Statement, including the documents incorporated by reference therein, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by the prospectus supplement relating to the Securities, including all documents incorporated by reference therein, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Preliminary Prospectus”. For purposes of this Agreement “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the final term sheet and the free writing prospectuses, if any, identified in Schedule II hereto, “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person, and “Prospectus” means the final prospectus supplement relating to the offering of the Securities that discloses the public offering price and other 430B Information and other final terms of the Securities, including all documents incorporated therein by reference, together with the Base Prospectus, filed with the Commission pursuant to General Instruction II.K of Form F-9 and Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof.

The Terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Canadian Base Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall be deemed to refer to and include any document filed by the Parent, BNAF or BGF, as applicable, after the date of such registration statement or prospectus, as the case may be, and prior to the Time of Delivery (as defined in Section 4 hereof) under Ontario Securities Laws or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and incorporated or deemed to be incorporated by reference into such registration statement or prospectus, as the case may be. As used herein, “Base Prospectuses” shall mean, collectively, the Canadian Base Prospectus and the Base Prospectus; “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectus and the Preliminary Prospectus; and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the Prospectus;

(c) Each document filed or to be filed with the Reviewing Authority and incorporated by reference in the Canadian Preliminary Prospectus or the Canadian Prospectus, as amended or supplemented, if applicable, when such documents were or are filed with the Reviewing Authority, conformed or will conform when so filed in all material respects to the requirements of Ontario Securities Laws as interpreted and applied by the Reviewing Authority, and none of such documents, as of their respective dates, contained or will contain an untrue statement of material fact or omitted or will omit to state a material fact required to be stated therein or that is necessary to make a statement therein not misleading in light of the circumstances under which it was made; each document filed or to be filed with the Commission and incorporated by reference in the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, when such documents were or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents, as of their respective dates, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which it was made; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Canadian Preliminary Prospectus, the Time of Sale Prospectus or the Prospectuses, as amended or supplemented, if applicable, made in reliance upon and in conformity with information furnished in writing to the Parent by or on behalf of an Underwriter through the Representatives expressly for use therein;

(d) The Canadian Base Prospectus conforms, and the Canadian Prospectus, as amended or supplemented, if applicable, will conform, in all material respects with the applicable requirements of Ontario Securities Laws; the Canadian Preliminary Prospectus, as of its filing date, did not, and the Canadian Prospectus, as amended or supplemented, if applicable, as of its filing date and as of the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Preliminary Prospectus, as of its filing date, constituted, and the Canadian Prospectus, as amended or supplemented, if applicable, as of its filing date and as of the Closing Date, will constitute, full, true and plain disclosure of all material facts relating to the Securities, the Parent, BNAF and BGF within the meaning of the Securities Act (Ontario); provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Canadian Preliminary Prospectus or the Canadian Prospectus, as amended or supplemented, if applicable, made in reliance upon and in conformity with information furnished in writing to the Parent by or on behalf of an Underwriter through the Representatives expressly for use therein;

(e) (i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Preliminary Prospectus and the Time of Sale Prospectus comply and as amended or supplemented, if applicable, will comply, and the Prospectus, as amended or supplemented, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Parent, BNAF or BGF, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, as amended or supplemented, if applicable, as of its filing date and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent by or on behalf of an Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, or (B) that part of the Registration Statement that constitutes the Form T-1 under the Trust Indenture Act. The Preliminary Prospectus conforms to the Canadian Preliminary

Prospectus and the Prospectus, as amended or supplemented, if applicable, will conform to the Canadian Prospectus, as amended or supplemented, if applicable, in each case except for such deletions therefrom and additions thereto as are permitted or required by Form F-9 and the applicable rules and regulations of the Commission. The Form F-X conforms in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act;

(f) At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time after the filing of the Registration Statement that the Parent, BNAF, BGF or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, each of the Parent, BNAF and BGF was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Parent, BNAF or BGF is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Parent, BNAF or BGF has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Parent, BNAF or BGF complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, neither the Parent, BNAF nor BGF has prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus;

(g) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by the Time of Sale Prospectus and the Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

(h) Each of the Parent, BNAF, BGF and each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (the “Significant Subsidiaries”) of the Parent has been duly incorporated or otherwise organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Parent and its subsidiaries considered as one enterprise (a “Material Adverse Effect”);

(i) The authorized capital of the Parent consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series, of which (A) one has been designated as “$0.114 Non-Cumulative Redeemable Convertible First Preferred Shares, Series A” (the “First Preferred Shares, Series A”), (B) one has been designated as “$0.126 Non-Cumulative Redeemable Convertible First Preferred Shares, Series B” (the “First

Preferred Shares, Series B”), and (C) one has been designated as “First Preferred Shares, Series C Special Voting Shares” (the “First Preferred Shares, Series C”), and (c) an unlimited number of second preferred shares, issuable in series, of which one has been designated as “$0.222 Non-Cumulative Redeemable Convertible Second Preferred Shares, Series A” (the “Second Preferred Shares”). As of July 31, 2008, the Parent had 871,838,722 common shares, no First Preferred Shares, Series A, no First Preferred Shares, Series B, one First Preferred Shares, Series C, and no Second Preferred Shares issued and outstanding;

(j) Barrick North America Holding Corporation is the sole member of BNAF; all of the shares of capital stock of Barrick North America Holding Corporation are held by the Parent. Barrick Gold Exploration Inc. is the sole member of BGF; all of the shares of capital stock of Barrick Gold Exploration Inc. are held by ABX Financeco Inc.; all of the shares of capital stock of ABX Financeco Inc. are held by the Parent;

(k) The BNAF Notes have been duly authorized by BNAF and, at the Time of Delivery, when executed and authenticated in accordance with the provisions of the Indenture and delivered by BNAF, will constitute valid and legally binding obligations of BNAF, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and will be entitled to the benefits provided by the Indenture; the BGF Notes have been duly authorized by BGF and, at the Time of Delivery, when executed and authenticated in accordance with the provisions of the Indenture and delivered by BGF, will constitute valid and legally binding obligations of BGF, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and will be entitled to the benefits provided by the Indenture; the Guarantees have been duly authorized by the Parent and at the Time of Delivery, when the Notes have been authenticated in accordance with the provisions of the Indenture, the Guarantees will have been duly executed, endorsed and delivered by the Parent and will constitute valid and legally binding obligations of the Parent, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Parent, BNAF and BGF and duly qualified under the Trust Indenture Act; the Indenture is exempt from Part V of the Business Corporations Act (Ontario) by virtue of exemptive relief obtained from the Reviewing Authority in accordance with Section 46(4) of the Business Corporations Act (Ontario); and, at the Time of Delivery, the Indenture will have been duly executed and delivered by the Parent, BNAF and BGF and will constitute a valid and legally binding instrument of the Parent, BNAF and BGF, enforceable against them in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable;

(l) The issue and sale of the Securities, the execution and delivery of and the compliance by the Parent, BNAF and BGF with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the articles, by-laws or other constating documents of the Parent, BNAF or BGF and, except as would not individually or in the aggregate have a Material Adverse Effect, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which BNAF, BGF or the Parent or any of its subsidiaries is a party or by which BNAF, BGF or the Parent or any of its subsidiaries is bound or to which any of the property or assets of BNAF, BGF or the Parent or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over BNAF, BGF or the Parent or any of its subsidiaries or any of their properties (“Governmental Agency”); and no consent, approval, authorization, order, registration, clearance or qualification of or with any such Governmental Agency (“Governmental Authorization”) is required for the issue and sale of the Securities or the consummation by the Parent, BNAF and BGF of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the laws of the provinces and territories of Canada, the Securities Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) None of the Parent, any of its Significant Subsidiaries, BNAF or BGF is in violation of its articles, by-laws or other constating documents and neither the Parent nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as would not individually or in the aggregate have a Material Adverse Effect;

(n) The statements set forth in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, under the captions “Description of Debt Securities and the Guarantees” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities or the Indenture, are fair and adequate summaries of the matters referred to therein;

(o) The Parent or one of its subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, is located, in the ore bodies and mineral inventories and the milling, smelting and refining facilities as described in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Parent or one of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process or refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, the Parent or one of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other presently required rights and interests granting the Parent or one of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, remove or process the minerals derived from each mining property described in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, all as referred to in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, with only such exceptions as are described in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and rights which, if not kept in good standing, would not have a Material Adverse Effect;

(p) The Parent has filed with the Reviewing Authority all of the technical reports required to be filed under National Instrument 43-101 – Standards of Disclosure for Mineral Projects in respect of each property material to the Parent and all public disclosure made by the Parent regarding its material properties complies with the requirements of that National Instrument;

(q) Except as disclosed in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, or except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Parent and its subsidiaries have complied with all Environmental Laws, (ii) neither the Parent nor any of its subsidiaries has received notice of any failure to comply with all Environmental Laws, and (iii) the Parent and its subsidiaries do not produce or manage any Materials of Environmental Concern in violation of Environmental Laws.

For the purposes of this subsection, the following terms shall have the following meaning: “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Agency or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, including, without limitation, liabilities and responsibilities in respect of the discharge, emission, deposit, release, handling, storage, transport and remediation of Materials of Environmental Concern, as now may be in effect. “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, contaminants, pollutants or any hazardous or toxic substances, materials or wastes or other substances defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation. “Requirements of Law” means the certificate of incorporation and by-laws or other organizational or governing documents of the Parent and its subsidiaries, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Agency, in each case binding upon the Parent, any of its subsidiaries or any of their property;

(r) Other than as set forth in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, there are no legal or governmental proceedings pending to which the Parent or any of its subsidiaries is a party or of which any property of the Parent or any of its subsidiaries is the subject which would reasonably be expected to result in a Material

Adverse Effect; and, to the Parent’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(s) Each of the Parent, BNAF and BGF is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) To the best of the Parent’s knowledge, PricewaterhouseCoopers LLP, who have reported on the financial statements of the Parent and its subsidiaries incorporated by reference in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable, are independent with respect to the Parent within the meaning of Section 152 of the Business Corporations Act (Ontario) and applicable Ontario Securities Laws and are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(u) This Agreement has been duly authorized, executed and delivered by each of the Parent, BNAF and BGF;

(v) Neither the Parent nor any of its subsidiaries or majority-owned affiliates, nor, to the Parent’s knowledge, any director, officer, employee, agent or representative of the Parent or of any of its subsidiaries or majority-owned affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Parent and its subsidiaries and majority-owned affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(w) The operations of the Parent and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering statutes of jurisdictions where the Parent and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened; and

(x) (i) The Parent represents that neither the Parent nor any of its subsidiaries nor, to the knowledge of the Parent, any director or officer of the Parent or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Parent represents and covenants that neither it nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

2. (a) Each of the Parent, BNAF and BGF is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Representatives’ judgment is advisable. The terms of the public offering of the Securities are as set forth in the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable.

(b) Each of the Underwriters, severally and not jointly, covenants to the Parent, BNAF and BGF that any and all of the underwriting services to be rendered by it pursuant to this Agreement, being those services to which the underwriting commission referred to in Section 3 relates, shall be provided wholly outside of Canada. Each of the Underwriters, severally and not jointly, also agrees with the Parent, BNAF and BGF that any selling agreement or similar agreement with respect to the Securities will require each dealer or other party thereto to make an agreement to the same effect as the preceding sentence.

(c) Each of the Underwriters, severally and not jointly, agrees with the Parent, BNAF and BGF that it will not sell any Securities purchased by it pursuant to this Agreement in any province or territory of Canada unless the sale is made (i) through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements of applicable securities laws; and (ii) pursuant to an exemption from the prospectus requirements of applicable securities laws.

3. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions contained herein, (i) BNAF agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from BNAF at a purchase price of 99.769% of the principal amount thereof the aggregate principal amount of BNAF 2018 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (ii) BNAF agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from BNAF at a purchase price of 99.643% of the principal amount thereof the aggregate principal amount of

BNAF 2038 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (iii) BGF agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from BGF at a purchase price of 99.978% of the principal amount thereof the aggregate principal amount of BGF Notes set forth opposite the name of such Underwriter in Schedule I hereto. As compensation for the Underwriters’ several commitments to purchase the BNAF 2018 Notes from BNAF, BNAF will pay to the Underwriters an underwriting commission of 0.650% of the aggregate principal amount of the BNAF 2018 Notes purchased by such Underwriters. As compensation for the Underwriters’ several commitments to purchase the BNAF 2038 Notes from BNAF, BNAF will pay to the Underwriters an underwriting commission of 0.875% of the aggregate principal amount of the BNAF 2038 Notes purchased by such Underwriters. As compensation for the Underwriters’ several commitments to purchase the BGF Notes from BGF, BGF will pay to the Underwriters an underwriting commission of 0.600% of the aggregate principal amount of the BGF Notes purchased by such Underwriters.

4. Payment of each of the purchase price for and the underwriting commission in respect of and the delivery of the Notes shall be made at the offices of Davies Ward Phillips & Vineberg LLP, or such other location as may be mutually acceptable. Such delivery and payments shall be made at 8:30 a.m., New York City time, on September 11, 2008 or at such other time on the same date or such other date as shall be agreed upon by the Representatives and the Parent in writing, but in any event, shall be no later than five business days after the date of this Agreement. The time and date of such delivery and the payment for the Securities and of the underwriting commission in respect thereof are herein called the “Time of Delivery” and such date, the “Closing Date”.

Certificates (in denominations of US$2,000 and integral multiples US$1,000 in excess thereof) in definitive global form in respect of the Notes (the “Global Notes”), registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”), with Guarantees duly endorsed thereon and having an aggregate principal amount corresponding to the respective aggregate principal amount of the Notes of each tranche, shall be delivered by BNAF and BGF to the Representatives (or as the Representatives direct), together with payment by wire transfer of an amount equal to the aggregate underwriting commission in respect thereof, against payment by the Underwriters of the purchase price thereof by wire transfer to bank accounts located in the United States of each of BNAF and BGF, as applicable. The Global Notes shall be made available to the Underwriters for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

5. The Parent, BNAF and BGF, jointly and severally, agree with each of the Underwriters:

(a) To prepare the Canadian Prospectus and the Prospectus in a form approved by the Representatives and (i) to file the Canadian Prospectus with the Reviewing Authority in accordance with the Shelf Procedures not later than the Reviewing Authority’s close of business on the business day following the execution and delivery of this Agreement and (ii) to file the Prospectus with the Commission pursuant to General Instruction II.K. of Form F-9 and Rule 424(b) under the Securities Act not later than the Commission’s close of business on the business day following the execution and delivery of this Agreement; except as required by applicable law, to make no further amendment or supplement to the Registration Statement or the

Prospectuses prior to the Time of Delivery unless such amendment or supplement is approved by the Representatives promptly after reasonable notice thereof, provided, however, such approval shall not be unreasonably withheld; to advise the Representatives promptly of any such amendment or supplement and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Parent, BNAF and BGF with the Reviewing Authority pursuant to Ontario Securities Laws and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (A) of the time when any amendment to the Canadian Preliminary Prospectus or Canadian Prospectus has been filed or receipted, when any supplement to the Canadian Preliminary Prospectus or Canadian Prospectus has been filed, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Preliminary Prospectus or the Prospectus has been filed, in each case, as applicable, with the Reviewing Authority or the Commission, (B) of the issuance by the Reviewing Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or the effectiveness of the Registration Statement, (C) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, or (D) of any request by the Reviewing Authority or the Commission for the amending or supplementing of the Registration Statement, the Base Prospectuses, the Preliminary Prospectuses, the Time of Sale Prospectus or the Prospectuses or for additional information relating to the Securities; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably request to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as reasonably required to complete the distribution of such Securities, provided that in connection therewith neither the Parent, BNAF nor BGF shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To deliver to each Underwriter, without charge, as many commercial copies of the Preliminary Prospectuses and Prospectuses as such Underwriter may from time to time reasonably request;

(d) If the Preliminary Prospectuses or the Time of Sale Prospectus are being used to solicit offers to buy the Securities at a time when the Prospectuses are not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Preliminary Prospectuses or the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such prospectus or to file under Ontario Securities Laws or the Exchange Act any document incorporated by reference in such prospectus in order to comply with Ontario Securities Laws, the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amendment or a supplement to such prospectus which will correct such statement or omission or effect such compliance;

(e) If the delivery of a prospectus is required in connection with the offering or sale of the Securities at any time subsequent to the filing of the Prospectuses with the Reviewing Authority and the Commission, as applicable, and if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectuses in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Prospectuses or to file under Ontario Securities Laws or the Exchange Act any document incorporated by reference in such Prospectuses in order to comply with Ontario Securities Laws, the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amendment or a supplement to such Prospectuses which will correct such statement or omission or effect such compliance;

(f) To deliver to the Representatives and counsel for the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Parent, BNAF or BGF, and not to use or refer to any proposed free writing prospectus to which the Representatives may reasonably object;

(g) Not to take any action that would result in an Underwriter, the Parent, BNAF or BGF being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(h) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, an earnings statement of the Parent and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158); and

(i) During the period beginning on the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Parent, BNAF or BGF or warrants to purchase debt securities of the Parent, BNAF or BGF substantially similar to the Securities (other than the Securities), without the prior written consent of the Representatives.

6. The Parent, BNAF and BGF, jointly and severally, covenant and agree with the several Underwriters that the Parent, BNAF and BGF will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Parent’s, BNAF’s and BGF’s counsel and accountants in connection with the filing of the Canadian Base Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus and any amendment or supplement thereof with the Reviewing Authority, the registration of the Securities under the Securities Act, the listing of any Securities on a stock exchange or automated quotation system and all other expenses in connection with the preparation, printing and filing of the Base Prospectuses, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Parent, BNAF or BGF and any amendment or supplement thereof, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification under state securities laws and in connection with any Blue Sky Memoranda; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of their respective obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, including the expenses of any “tombstone advertisement” related to the offering of the Securities; provided, however, that no such tombstone advertisement shall be published without the prior approval of the Parent, which approval shall not be unreasonably withheld.

7. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Parent, BNAF and BGF in this Agreement are, at and as of the Time of Delivery, true and correct, the condition that each of the Parent, BNAF and BGF shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) (i) The Canadian Prospectus shall have been filed with the Reviewing Authority under the Shelf Procedures and (ii) the Prospectus shall have been filed with the Commission pursuant to General Instruction II.K. of Form F-9 and Rule 424(b) under the Securities Act, in each case within the applicable time period prescribed for such filing thereunder and in accordance with Section 5(a) hereof; no order having the effect of ceasing or suspending the distribution of the Securities or stop order suspending the effectiveness of the Registration Statement or any part thereof or having the effect of preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Reviewing Authority or the Commission; and all requests for additional information on the part of the Reviewing Authority or the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives. Skadden, Arps, Slate, Meagher & Flom LLP may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America;

(c) Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Parent, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, to the effect that:

(i) The Parent is a corporation existing under the Business Corporations Act (Ontario);

(ii) The Parent has the corporate power and authority necessary to own, lease and operate its properties and carry on its business as described in the Prospectuses, as amended or supplemented, if applicable, and to execute, deliver and perform its obligations under this Agreement, the Indenture and the Guarantees;

(iii) The Parent, BNAF and BGF are eligible to file a short form shelf prospectus with respect to the Shelf Securities under the Ontario Securities Laws, and the Indenture is exempt from Part IV of the Business Corporations Act (Ontario) by virtue of exemptive relief obtained from the Reviewing Authority in accordance with Section 46(4) of the Business Corporations Act (Ontario);

(iv) The authorized capital of the Parent consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series, of which (A) one has been designated as “$0.114 Non-Cumulative Redeemable Convertible First Preferred Shares, Series A” (the “First Preferred Shares, Series A”), (B) one has been designated as “$0.126 Non-Cumulative Redeemable Convertible First Preferred Shares, Series B” (the “First Preferred Shares, Series B”), and (C) one has been designated as “First Preferred Shares, Series C Special Voting Shares” (the “First Preferred Shares, Series C”), and (c) an unlimited number of second preferred shares, issuable in series, of which one has been designated as “$0.222 Non-Cumulative Redeemable Convertible Second Preferred Shares, Series A” (the “Second Preferred Shares”). As of July 31, 2008, the Parent had 871,838,722 common shares, no First Preferred Shares, Series A, no First Preferred Shares, Series B, one First Preferred Shares, Series C, and no Second Preferred Shares issued and outstanding;

(v) Each of this Agreement, the Indenture and the Guarantees, and the performance of the Parent’s obligations thereunder, has been duly authorized by all necessary corporate action on the part of the Parent;

(vi) Each of this Agreement, the Indenture and the Guarantees has been duly executed and delivered by the Parent, to the extent such execution and delivery are matters governed by the laws of the Province of Ontario;

(vii) The execution and delivery by the Parent of each of this Agreement, the Indenture and the Guarantees and the performance by the Parent of its obligations thereunder will not contravene:

A.	any provision of applicable laws of the Province of Ontario or any federal laws of Canada applicable therein,

B.	the articles or bylaws of the Parent,

C.	the agreements or instruments set forth in Schedule A to such counsel’s opinion (which schedule shall list all agreements and instruments of the Parent and any subsidiary of the Parent governed by the laws of the Province of Ontario, which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise); or

D.	any judgment, order or decree listed in Schedule B to such counsel’s opinion (which schedule shall list all judgments, orders and decrees against the Parent and any subsidiary of the Parent of any Canadian federal or Ontario governmental body, agency or court having jurisdiction over the Parent or any of its subsidiaries which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise);

(viii) Except as have been obtained or made under the Ontario Securities Laws, no consent, approval, authorization or order of, or filing with, any court or public, governmental or regulatory agency or body of the Province of Ontario is required to be obtained by the Parent or made by the Parent in connection with the execution and delivery by the Parent of this Agreement, the Indenture or the Guarantees or the performance by the Parent of its obligations thereunder;

(ix) The statements as to matters of the federal laws of Canada set out in the Prospectuses, as amended or supplemented, if applicable, under the heading “Canadian Federal Income Tax Considerations” and under the heading “Description of Debt Securities and the Guarantees—Enforceability of Judgments” are accurate in all material respects, subject to the limitations and qualifications stated or referred to in such prospectuses;

(x) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Parent, BNAF or BGF, as the case may be, to an Underwriter that is not a resident of Canada for the purposes of the Income Tax Act (Canada), or on any interest or deemed interest on the resale of Securities by an Underwriter to U.S. residents, provided that the Underwriter deals at arm’s length with the Parent, BNAF or BGF, as the case may be (as such term is understood for purposes of the Income Tax Act (Canada)), and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee;

(xi) No goods and services tax imposed under the federal laws of Canada or provincial taxes under the laws of the Province of Ontario will be payable by the Parent, BNAF or BGF, as the case may be, or collectable by an Underwriter in respect of the payment of commissions as contemplated by this Agreement to an Underwriter that is not a resident of Canada, provided that such commissions are in respect of services performed by the Underwriter wholly outside of Canada or the resale of Securities by an Underwriter to U.S. residents;

(xii) No stamp duty, documentary taxes or similar taxes are payable by the Parent, BNAF or BGF, as the case may be, under the federal laws of Canada or the laws of the Province of Ontario in connection with the sale and delivery of the Securities pursuant to this Agreement by the Underwriters or the resale of Securities by an Underwriter to U.S. residents;

(xiii) Each of the Canadian Base Prospectus and the Canadian Prospectus, as amended or supplemented, if applicable (excluding the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) complies as to form in all material respects with the requirements, including the Shelf Procedures, of the Ontario Securities Laws as interpreted and applied by the Reviewing Authority, except in those respects for which exemptive relief has been obtained from the Reviewing Authority;

(xiv) The documents incorporated by reference in the Canadian Prospectus, as amended or supplemented, if applicable (excluding the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Reviewing Authority under the Ontario Securities Laws, complied as to form in all material respects with the requirements of the Ontario Securities Laws as interpreted and applied by the Reviewing Authority, except in those respects for which exemptive relief has been obtained from the Reviewing Authority;

(xv) To the knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and no proceedings for that purpose have been instituted or are pending or contemplated;

(xvi) Insofar as matters of Ontario law are concerned, the Registration Statement and each amendment thereto filed on or before the date of such opinion and the filing of the Registration Statement and each amendment thereto filed on or before the date of such opinion with the Commission have been duly authorized by and on behalf of the Parent; and the Registration Statement and each amendment thereto filed on or before the date of such opinion has been duly executed pursuant to such authorization by and on behalf of the Parent;

(xvii) To the best knowledge of such counsel: (a) there are no reports or other information that in accordance with the published requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Securities that have not been made available as required; and (b) there are no documents required to be filed with the Reviewing Authority in connection with the Canadian Base Prospectus, the Canadian Preliminary Prospectus or the Canadian Prospectus, as amended or supplemented, if applicable, that have not been filed as required;

(xviii) No registration, filing or recording of the Indenture under the laws of the Province of Ontario, or under the federal laws of Canada applicable therein, is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder;

(xix) In any proceeding brought before a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) for the enforcement of any of this Agreement, the Indenture or the Guarantees (together, the “Parent New York Documents”), the laws of the State of New York (“New York Law”) would be applied by such Ontario Court, in accordance with the choice of New York Law as the governing law of the Parent New York Documents, to all issues which under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper law of a contract, provided that:

A.	such choice of New York Law is bona fide and legal and there is no reason for avoiding such choice on the grounds of public policy, as such criteria are interpreted under Ontario conflict of laws rules; and

B.	in any such proceeding, such Ontario Court:

I.	will not take judicial notice of the provisions of New York Law and will only apply such provisions to the extent that they are proven to its satisfaction by expert testimony;

II.	will apply the laws of the Province of Ontario and the federal laws of Canada applicable therein (collectively, “Ontario Law”) that under Ontario Law would be characterized as procedural and will not apply any New York Law that under Ontario Law would be characterized as procedural;

III.	will apply provisions of Ontario Law that have overriding effect (that is, laws that an Ontario Court is required to apply notwithstanding the governing law of the Parent New York Documents), as interpreted under Ontario Law;

IV.	will not apply any New York Law that under Ontario Law would be characterized as a revenue, expropriatory, penal or similar laws;

V.	will not enforce the performance of any obligation provided for in the Parent New York Documents if such performance is illegal under the laws of any jurisdiction in which such obligation is to be performed; and

VI.	will not apply New York Law to the extent that its application would be contrary to public policy, as such term is interpreted under Ontario Law;

(xx) An Ontario Court would give a judgment based upon a final and conclusive in personam judgment (a “New York Judgment”) of a U.S. federal or New York State court located in the State of New York (a “New York Court”) for a sum certain, obtained against the Parent with respect to a claim pursuant to the Parent New York Documents without reconsideration of the merits, if:

A.	the New York Court had jurisdiction over the Parent as recognized under Ontario Law for purposes of enforcement of foreign judgments (explicit submission to the non-exclusive jurisdiction of the New York Court by the Parent and appointment by the Parent of an agent for service of process pursuant to Section 15 of this Agreement and Section 113 of the Indenture would be recognized by such Ontario Court as conferring jurisdiction on the New York Court);

B.	such New York Judgment was:

I.	not obtained by fraud, or in any manner contrary to the principles of natural justice (such New York Judgment would not be contrary to natural justice by reason only that service of process in the proceedings before the New York Court was effected on the agent for service of process appointed by the Parent);

II.	not for a claim in respect of any law of any jurisdiction which under Ontario Law would be characterized as a revenue, expropriatory, penal or similar laws;

III.	not contrary to public policy, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein; and

IV.	subsisting and unsatisfied and not impeachable as void or voidable under New York Law; and

C.	the action to enforce the New York Judgment is commenced within the relevant limitation period under applicable law;

provided that:

A.	such Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal, or there is another subsisting judgment in Ontario, New York or any other jurisdiction relating to the same issue or cause of action as the New York Judgment;

B.	such Ontario Court will render judgment only in Canadian dollars;

C.	an action in Ontario on a New York Judgment may be affected by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally; and

D.	no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Ontario court.

Such counsel may also state that except to the extent contemplated in one or more of the qualifications to opinions (xix) and (xx) above, such counsel is not aware of any public policy that would be violated by any provisions of the Parent New York Documents or any provision of Ontario Law that has an overriding effect that would be applicable to the Parent New York Documents.

(d) Shearman & Sterling LLP, United States counsel for the Parent, BNAF and BGF, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, to the effect that:

(i) Each of BNAF and BGF has been duly formed under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware;

(ii) BNAF (A) has the limited liability company power to execute, deliver and perform its obligations under each of this Agreement, the Indenture and the BNAF Notes and (B) has taken all limited liability company action necessary to authorize the execution, delivery and performance of this Agreement, the Indenture and the BNAF Notes;

(iii) BGF (A) has the limited liability company power to execute, deliver and perform its obligations under each of this Agreement, the Indenture and the BGF Notes and (B) has taken all limited liability company action necessary to authorize the execution, delivery and performance of this Agreement, the Indenture and the BGF Notes;

(iv) Based solely on an officer’s certificate from the Parent and a review of the limited liability company agreement or stockholder register, as applicable, Barrick North America Holding Corporation is the sole member of BNAF and the Parent is the registered owner of all of the issued shares of capital stock of Barrick North America Holding Corporation;

(v) Based solely on an officer’s certificate from the Parent and a review of the limited liability company agreement or stockholder register, as applicable, Barrick Gold Exploration Inc. is the sole member of BGF, ABX Financeco Inc. is the registered owner of all of the issued shares of capital stock of Barrick Gold Exploration Inc. and the Parent is the registered owner of all of the issued shares of capital stock of ABX Financeco Inc.;

(vi) This Agreement has been duly executed and delivered by the Parent, BNAF and BGF, to the extent such execution and delivery are governed by the laws of the State of New York;

(vii) The Indenture has been duly executed and delivered by the Parent, BNAF and BGF, to the extent such execution and delivery are governed by the laws of the State of New York, and is the legal, valid and binding obligation of the Parent, BNAF and BGF, enforceable against the Parent, BNAF and BGF in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general principles of equity (the “Bankruptcy Exceptions”);

(viii) The BNAF Notes have been duly executed by BNAF, and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in this Agreement, the BNAF Notes will be the legal, valid and binding obligations of BNAF, enforceable against BNAF in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by the Bankruptcy Exceptions;

(ix) The BGF Notes have been duly executed by BGF, and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in this Agreement, the BGF Notes will be the legal, valid and binding obligations of BGF, enforceable against BGF in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by the Bankruptcy Exceptions;

(x) The Guarantees have been duly executed by the Parent, to the extent such execution is governed by the laws of the State of New York and, when the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in this Agreement, the Guarantees will be the legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions;

(xi) The Indenture has been duly qualified under the Trust Indenture Act;

(xii) The execution and delivery of this Agreement, the Indenture and the BNAF Notes by BNAF and the performance by BNAF of its obligations hereunder and thereunder and the consummation by BNAF of the transactions contemplated hereby and thereby will not result in a violation of BNAF’s limited liability company agreement;

(xiii) The execution and delivery of this Agreement, the Indenture and the BGF Notes by BGF and the performance by BGF of its obligations hereunder and thereunder and the consummation by BGF of the transactions contemplated hereby and thereby will not result in a violation of BGF’s limited liability company agreement;

(xiv) (A) The execution and delivery of this Agreement by the Parent, BNAF and BGF and the performance by the Parent, BNAF and BGF of their respective obligations hereunder and the consummation by the Parent, BNAF and BGF of the transactions contemplated hereby, (B) the execution and delivery of the Indenture by the Parent, BNAF and BGF and the performance by the Parent, BNAF and BGF of their respective obligations thereunder and the consummation by the Parent, BNAF and BGF of the transactions contemplated thereby, and (C), the issuance and delivery of the Securities, will not result in a violation of (I) the agreements or instruments set forth in Schedule A to such counsel’s opinion (which schedule shall list all indentures governed by the laws of the State of New York relating to public offerings in the United States or private placements in the United States made pursuant to Rule 144A under the Securities Act completed by the Parent or any subsidiary, in each case, which have been identified by the Parent as being material to the Parent and its subsidiaries considered as one enterprise) or (II) Generally Applicable Law or any order, writ, judgment, injunction, decree, determination or award listed in Schedule A attached to such counsel’s opinion (which schedule shall list all judgments, orders and decrees against the Parent and any subsidiary of the Parent by any court or governmental agency in the United States which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise); “Generally Applicable Law” means the federal law of the United States of America, the law of the State of New York and the Limited Liability Company Act of the State of Delaware (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Parent, BNAF and BGF, this Agreement, the Indenture or the Securities or the transactions governed by any of this Agreement, the Indenture or the Securities;

(xv) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the issue and sale of the Securities or the performance by the Parent, BNAF or BGF of the transactions contemplated by this Agreement, the Indenture or the Securities, except as have been obtained and are in full force and effect under the Securities Act and the Trust Indenture Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities;

(xvi) The statements in the Prospectuses, as amended or supplemented, if applicable, under the captions “Description of Debt Securities and the Guarantees” (other than “Enforceability of Judgments”), “Description of the Notes”, “Underwriting” and “Plan of Distribution”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

(xvii) The statements in the Prospectuses, as amended or supplemented, if applicable, under the caption “U.S. Federal Income Tax Considerations”, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein;

(xviii) Each of the Parent, BNAF and BGF is not, and after the issuance of the Securities and the use of the proceeds therefrom as contemplated in the Prospectuses, as amended or supplemented, if applicable, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act;

(xix) The submission by the Parent to the non-exclusive jurisdiction of the U.S. federal and New York State courts located in the State of New York pursuant to this Agreement and the Indenture is effective, and the appointment of the agent for service of process pursuant to Section 15 of this Agreement and Section 113 of the Indenture is binding on the Parent. Such counsel may note that a court of the State of New York or the United States of America sitting in New York County has the power to decline to hear an action based on this Agreement or the Indenture on the ground that the State of New York is an inconvenient forum;

(xx) Such counsel shall set forth in the body of such counsel’s opinion letter statements to the effect that (A) the Registration Statement was filed with the Commission on May 30, 2008, an amendment thereto was filed with the Commission on June 12, 2008, and a Notice of Effectiveness of the Commission indicates that such Registration Statement became effective on June 13, 2008; (B) a Form F-X of the Parent and a Form T-1 of the Trustee were filed with the Commission concurrently with the filing of the Registration Statement; (C) each of the Preliminary Prospectus and the Prospectus was filed with the Commission in accordance with General Instruction II.K of Form F-9 and Rule 424(b) under the Securities Act; and (D) such counsel was informed telephonically by a member of the staff of the Commission at approximately 8:15 a.m. (New York time) on the Closing Date that there are no stop orders suspending the effectiveness of the Registration Statement; and

(xxi) Such counsel shall state in a separate letter that, although they do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement (which, for purposes of such letter, shall be defined as the registration statement on Form F-9 and F-3 filed with the Commission on May 30, 2008, as amended by Amendment No. 1 thereto filed with the Commission on June 12, 2008, including information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein), the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, except as set forth in subparagraph (xvi) and (xvii) of such counsel’s opinion letter, (A) assuming the compliance of the Canadian Preliminary Prospectus and the Canadian Prospectus, as amended or supplemented, if applicable, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Ontario Securities Commission, in such counsel’s opinion, the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) as of the Applicable Time (as defined below), and the Prospectus as amended or supplemented, if applicable (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion) as of its date, each appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (B) the Form F-X as of its date appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission applicable to such form, and (C) no facts came to such counsel’s attention which gave such counsel reason to believe that (I) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion), at the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (II) the Time of Sale Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), as of the

Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (III) the Prospectus as amended or supplemented, if applicable (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), as of its date or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this subsection, “Applicable Time” shall mean 6:50 p.m. (Eastern time) on September 8, 2008

(e) The Underwriters shall have received on the date of this Agreement and at the Time of Delivery a letter, dated the date of this Agreement and the Time of Delivery, respectively, from the Parent’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectuses, as amended or supplemented, if applicable;

(f) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by the Time of Sale Prospectus as of the date of this Agreement that in the reasonable judgment of the Representatives is material and adverse and that makes it, in the reasonable judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus;

(g) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review with possible negative implications, in the rating accorded any of the Parent’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(h) The Parent, BNAF and BGF shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate or certificates of officers of the Parent, BNAF and BGF satisfactory to the Representatives as to the accuracy of the representations and warranties of the Parent, BNAF and BGF herein at and as of such Time of Delivery, as to the performance by each of the Parent, BNAF and BGF of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (a) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) The Parent, BNAF and BGF, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Base Prospectuses, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Parent, BNAF or BGF information that the Parent, BNAF or BGF has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or any amendment or supplement thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Parent in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Parent, BNAF, BGF, each of the directors of the Parent, BNAF and BGF, each of the officers of the Parent, BNAF and BGF who signs the Registration Statement and each person, if any, who controls the Parent, BNAF or BGF within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Base Prospectuses, the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Parent, BNAF or BGF information that the Parent, BNAF or BGF has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or any amendment or supplement thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Parent in writing by such Underwriter through the Representatives expressly for use therein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a) above, and by the Parent, BNAF or BGF, in the case of parties indemnified pursuant to Section 8(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent, BNAF and BGF on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Parent, BNAF and BGF on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Parent, BNAF and BGF on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Parent, BNAF and BGF and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, as amended or supplemented, if applicable, bear to the aggregate public offering price of the Securities as set forth on such cover page. The relative fault of the Parent, BNAF and BGF on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent, BNAF or BGF or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint. The obligations of the Parent, BNAF and BGF to contribute pursuant to this Section 8 are joint and several.

(e) The Parent, BNAF, BGF and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Parent, BNAF and BGF contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Parent, BNAF, BGF, the officers or directors of the Parent, BNAF or BGF or any person controlling the Parent, BNAF or BGF and (iii) acceptance of and payment for any of the Securities.

9. The Representatives may terminate this Agreement by notice given by the Representatives to the Parent, BNAF and BGF, if (a) after the execution and delivery of this Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Toronto Stock Exchange, (ii) trading of any securities of the Parent shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Canada or the Province of Ontario shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State, Canadian or the Province of Ontario authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in (a)(i) through (v), such event, singly or together with any other such event makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or Prospectuses.

10. If, on the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate amount of Notes set forth opposite their respective names in Schedule I to this Agreement bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Notes without the written consent of such Underwriter. If, at the Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives, the Parent, BNAF and BGF for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Parent, BNAF or BGF. In any such case either the Representatives, the Parent, BNAF or BGF shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus or the Prospectuses, as amended or supplemented, if applicable, or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. If this Agreement shall be terminated pursuant to Sections 9 or 10 hereof, neither the Parent, BNAF nor BGF shall be under any liability to any Underwriter under this Agreement except as provided in Sections 6 and 8 hereof, but if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Parent, BNAF or BGF to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Parent, BNAF or BGF shall be unable to perform their obligations under this Agreement, the Parent, BNAF and BGF, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, but neither the Parent, BNAF nor BGF shall then be under further liability to any Underwriter under this Agreement except as provided in Section 6 and 8 hereof.

12. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Parent, BNAF and BGF and the Underwriters with respect to the preparation of any prospectus relating to the Securities, the conduct of the offering and the purchase and sale of the Securities.

(b) The Parent, BNAF and BGF acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Parent, BNAF, BGF or any other person, (ii) the Underwriters owe the Parent, BNAF and BGF only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Parent, BNAF and BGF. The Parent, BNAF and BGF waive to the full extent permitted by applicable law any claims they may have against the

Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. The Parent irrevocably (i) agrees that any legal suit, action or proceeding against the Parent brought by any Underwriter or by any person who controls any Underwriter or by any affiliate of any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding and the defence of an inconvenient forum and (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Parent represents and warrants that it has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”, which term, as used herein, includes any successor in such capacity) upon whom process may be served in any such action, suit or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in the State of New York by any Underwriter or by any person who controls any Underwriter or by any affiliate of any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, suit or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. If for any reason CT Corporation System (or successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Parent agrees to promptly appoint a successor agent for this purpose reasonably acceptable to you. The Parent represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Parent (mailed or delivered to it c/o the Parent’s Secretary at the Parent’s principal office in Toronto, Ontario, Canada) shall be deemed, in every respect, effective service of process upon the Parent.

16. In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives.

17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Parent, BNAF and BGF, jointly and severally, will indemnify each Underwriter, each person who controls any Underwriter and each affiliate of any Underwriter against any loss incurred by such Underwriter, such controlling person or such affiliate, as the case may be, as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter, controlling person or affiliate, as the case may be, is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Parent, BNAF and BGF an amount equal to the excess of the dollars purchased over the sum originally due to the Underwriters. The foregoing indemnity shall constitute a separate and independent joint and several obligation of the Parent, BNAF and BGF and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a signed counterpart hereof and upon acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Parent, BNAF and BGF. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Parent, BNAF and BGF for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

BARRICK GOLD CORPORATION

By:	/s/ George Joannou
Name: George Joannou Title: Assistant Treasurer

By:	/s/ Sybil Veenman
Name: Sybil Veenman Title: Senior Vice President, Assistant General Counsel and Secretary

BARRICK NORTH AMERICA FINANCE LLC

By:	/s/ Richard Ball
Name: Richard Ball Title: VP Controller

By:	/s/ JW Mavor
Name: James White Mavor Title: Vice President & Treasurer

BARRICK GOLD FINANCECO LLC

By:	/s/ Richard Ball
Name: Richard Ball Title: VP Controller

By:	/s/ JW Mavor
Name: James White Mavor Title: Vice President & Treasurer

Accepted as of the date hereof.

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

Acting on behalf of themselves and the several Underwriters named herein

By: Morgan Stanley & Co. Incorporated

By:	/s/ Yurij Slyz
Name: Yurij Slyz Title: Vice President

By: J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi Title: Vice President

Schedule I

Underwriter	Principal Amount of BNAF 2018 Notes to be Purchased		Principal Amount of BNAF 2038 Notes to be Purchased		Principal Amount of BGF Notes to be Purchased
Morgan Stanley & Co. Incorporated	US$	175,000,000	US$	87,500,000	US$	175,000,000
J.P. Morgan Securities Inc.		125,000,000		62,500,000		125,000,000
Deutsche Bank Securities Inc		20,000,000		10,000,000		20,000,000
RBC Capital Markets Corporation		20,000,000		10,000,000		20,000,000
Scotia Capital (USA) Inc. .		20,000,000		10,000,000		20,000,000
UBS Securities LLC		20,000,000		10,000,000		20,000,000
Banc of America Securities LLC		10,000,000		5,000,000		10,000,000
Lazard Capital Markets LLC		10,000,000		5,000,000		10,000,000
Barclays Capital Inc.		10,000,000		5,000,000		10,000,000
BMO Capital Markets Corp.		10,000,000		5,000,000		10,000,000
BNP Paribas Securities Corp.		10,000,000		5,000,000		10,000,000
CIBC World Markets Corp.		10,000,000		5,000,000		10,000,000
Citigroup Global Markets Inc.		10,000,000		5,000,000		10,000,000
Goldman, Sachs & Co.		10,000,000		5,000,000		10,000,000
HSBC Securities (USA) Inc.		10,000,000		5,000,000		10,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		19,230,750		5,000,000		—
Greenwich Capital Markets, Inc.		10,000,000		5,000,000		10,000,000
SG Americas Securities, LLC		769,250		5,000,000		20,000,000
	US$	500,000,000	US$	250,000,000	US$	500,000,000

Schedule II

FINAL TERM SHEET

Dated: September 8, 2008

Issuer:	Barrick Gold Financeco LLC (the “Issuer”)

Guarantor:	Barrick Gold Corporation

Security:	6.125% Notes due 2013

Size:	US$500,000,000

Maturity:	September 15, 2013

Coupon (Interest Rate):	6.125%

Yield to Maturity:	6.130%

Spread to Benchmark Treasury:	T + 315 basis points

Benchmark Treasury:	3.125% due August 31, 2013

Benchmark Treasury Yield:	2.980%

Interest Payment Dates:	March 15 and September 15 of each year, beginning on March 15, 2009

Optional Redemption Provisions:	Redeemable at any time and from time to time at the option of the Issuer, in whole or in part, at the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points

Price to Public:	99.978%

Expected Settlement Date:	September 11, 2008

CUSIP Number:	06849T AA6

The Issuer has filed a registration statement (including a short form base shelf prospectus dated June 12, 2008) and a preliminary prospectus supplement (including the base shelf prospectus, the “Prospectus”) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that Barrick Gold Corporation (“Barrick”) has filed with the SEC for more complete information about the Issuer, Barrick and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) website, which may be accessed at www.sedar.com. Alternatively, the Issuer, Barrick or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

FINAL TERM SHEET

Dated: September 8, 2008

Issuer:	Barrick North America Finance LLC (the “Issuer”)

Guarantor:	Barrick Gold Corporation

Security:	6.800% Notes due 2018

Size:	US$500,000,000

Maturity:	September 15, 2018

Coupon (Interest Rate):	6.800%

Yield to Maturity:	6.832%

Spread to Benchmark Treasury:	T + 315 basis points

Benchmark Treasury:	4.000% due August 15, 2018

Benchmark Treasury Yield:	3.682%

Interest Payment Dates:	March 15 and September 15 of each year, beginning on March 15, 2009

Optional Redemption Provisions:	Redeemable at any time and from time to time at the option of the Issuer, in whole or in part, at the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points

Price to Public:	99.769%

Expected Settlement Date:	September 11, 2008

CUSIP Number:	06849R AB8

The Issuer has filed a registration statement (including a short form base shelf prospectus dated June 12, 2008) and a preliminary prospectus supplement (including the base shelf prospectus, the “Prospectus”) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that Barrick Gold Corporation (“Barrick”) has filed with the SEC for more complete information about the Issuer, Barrick and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) website, which may be accessed at www.sedar.com. Alternatively, the Issuer, Barrick or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

FINAL TERM SHEET

Dated: September 8, 2008

Issuer:	Barrick North America Finance LLC (the “Issuer”)

Guarantor:	Barrick Gold Corporation

Security:	7.500% Notes due 2038

Size:	US$250,000,000

Maturity:	September 15, 2038

Coupon (Interest Rate):	7.500%

Yield to Maturity:	7.530%

Spread to Benchmark Treasury:	T + 325 basis points

Benchmark Treasury:	4.375% due February 15, 2038

Benchmark Treasury Yield:	4.280%

Interest Payment Dates:	March 15 and September 15 of each year, beginning on March 15, 2009

Optional Redemption Provisions:	Redeemable at any time and from time to time at the option of the Issuer, in whole or in part, at the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points

Price to Public:	99.643%

Expected Settlement Date:	September 11, 2008

CUSIP Number:	06849R AC6

The Issuer has filed a registration statement (including a short form base shelf prospectus dated June 12, 2008) and a preliminary prospectus supplement (including the base shelf prospectus, the “Prospectus”) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that Barrick Gold Corporation (“Barrick”) has filed with the SEC for more complete information about the Issuer, Barrick and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) website, which may be accessed at www.sedar.com. Alternatively, the Issuer, Barrick or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

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